UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

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ACACIA RESEARCH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26068 (Commission File Number)	95-4405754 (I.R.S. Employer Identification No.)

500 Newport Center Drive,
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)

(949) 480-8300
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective August 15, 2007, Thomas B. Akin, Rigdon Currie and Amit Kumar resigned from the Board of Directors of Acacia Research Corporation.

(d) Effective August 15, 2007, the Board of Directors appointed William S. Anderson as a Director of Acacia Research Corporation. He will serve on the Nominating & Governance Committee. He will receive the standard non-employee director compensation as previously reported in our definitive proxy statement for our annual meeting filed with the Commission on April 16, 2007.

Item 8.01. Other Information

The redemption of Acacia Research-CombiMatrix common stock (“AR-CombiMatrix stock”) for common stock of CombiMatrix Corporation will occur at 9:00 a.m. Eastern Daylight Savings Time on August 15, 2007, at a ratio of 10-1 as previously disclosed in our annual and quarterly reports. Fractional shares of AR-CombiMatrix stock will be paid out at $0.62 per share, as determined in accordance with our Amended and Restated Certificate of Incorporation.

The class of common stock known as AR-CombiMatrix stock no longer exists. We now have only one class of common stock, known as Acacia Research-Acacia Technologies common stock (“AR-Acacia Technologies stock”). The number of authorized and issued and outstanding shares of AR-Acacia Technologies stock has not changed as a result of the redemption. Our common stock continues to trade on the Nasdaq National Market under the symbol “ACTG.”

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

    99.1 Press Release of the Registrant dated August 15, 2007.
99.2 Press Release of the Registrant dated August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: August 15, 2007
By: /s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman and Chief Executive Officer